UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 20, 2019

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2019, Hudson Technologies, Inc. (the “Company”) entered into amended and restated employment agreements with: (i) Kevin J. Zugibe, its Chairman of the Board and Chief Executive Officer; (ii) Brian F. Coleman, its President and Chief Operating Officer; and (iii) Nat Krishnamurti, its Vice President, Chief Financial Officer and Secretary.

These amended and restated agreements amended the prior agreements with the indicated executives to update the agreements with respect to certain recent regulatory developments, including the Defend Trade Secrets Act and related whistleblower provisions, and other technical and clarifying amendments. The amended and restated agreements did not materially amend the economic or other fundamental terms of the existing agreements.

The description of the foregoing agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Report.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Third Amended and Restated Employment Agreement dated as of September 20, 2019 between the Registrant and Kevin J. Zugibe

Exhibit 10.2	Second Amended and Restated Agreement dated as of September 20, 2019 between the Registrant and Brian F. Coleman

Exhibit 10.3	Amended and Restated Agreement dated as of September 20, 2019 between the Registrant and Nat Krishnamurti

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2019

HUDSON TECHNOLOGIES, INC.

By:	/s/ Nat Krishnamurti
Name:	Nat Krishnamurti
Title:	Chief Financial Officer & Secretary

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